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                                                                   EXHIBIT 10.26

                            OFFICE BUILDING SUBLEASE



          THIS OFFICE BUILDING SUBLEASE (this "SUBLEASE") is dated effective as of December 16, 1999, and is executed by KERR-McGEE CORPORATION, a Delaware corporation ("SUBLESSOR"), and THE VIALINK COMPANY, a Delaware corporation ("SUBLESSEE").

1.        RECITALS.

          1.1. Three Galleria Tower Venture, a Texas general partnership ("MASTER LESSOR"), as landlord, and Sublessor's predecessor-in-interest, ORYX ENERGY COMPANY ("ORYX"), as tenant, entered into a certain First Amended and Restated Lease Agreement dated as of July 6, 1989, as amended by a First Amendment to First Amended and Restated Lease Agreement dated as of September 9, 1991 (the "MASTER LEASE"). Oryx assigned all of its right, title and interest in and to the Master Lease to Sublessor pursuant to an Assignment of Lease dated February 26, 1999.

          1.2. The premises covered by the Master Lease are more fully identified in the Master Lease and consist of certain space located in the office building commonly known as Oryx Energy Center, 13155 Noel Road, Dallas, Texas (the "BUILDING"), which is located on the real property more particularly described on EXHIBIT "A-1" attached to the Master Lease.

          1.3. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the premises identified in Paragraph 2.1, which constitutes a portion of the "LEASED PREMISES" (as defined in the Master Lease) covered by the Master Lease, all in accordance with the provisions of this Sublease.

2.        DEMISE; NET RENTABLE AREA; QUIET ENJOYMENT.

          2.1. Demise. Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, in accordance with the provisions of this Sublease, that portion of the Leased Premises comprised of the entire eighth (8th) floor of the Building and being stipulated to be 21,716 square feet of "NET RENTABLE AREA" (as defined in the Master Lease) (the "SUBLEASED PREMISES"), which Subleased Premises are more particularly described on the floor plans attached hereto as EXHIBIT "A".

          2.2. Net Rentable Area. Sublessor and Sublessee agree that the actual number of square feet of Net Rentable Area in the Subleased Premises may be more or less than the figure stated in Paragraph 2.1; however, for all purposes of this Sublease, the figure stated in Paragraph 2.1 shall be conclusively deemed to be the Net Rentable Area of the Subleased Premises.

          2.3. Quiet Enjoyment. Sublessor covenants that Sublessee shall, and may peacefully have, hold and enjoy the Subleased Premises against any person whomsoever lawfully claiming the same or any part thereof by, through, or under Sublessor, but not otherwise, subject to the other provisions


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hereof, provided that Sublessee pays the Rent (as hereinafter defined) and other sums herein recited to be paid by Sublessee and performs all of Sublessee's covenants and agreements herein contained.

3.        TERM.

          The term of this Sublease shall begin on the Commencement Date (as defined below) and end at midnight on October 31, 2001 (the "EXPIRATION DATE"). The "COMMENCEMENT DATE" shall be the earlier of the date upon which Sublessee first occupies the Subleased Premises or January 15, 2000. Prior to occupying the Subleased Premises, Sublessee shall execute and deliver to Sublessor a statement prepared by Sublessor confirming the Commencement Date.

4.        BASE RENT; SECURITY DEPOSIT.

          4.1. Base Rent. During each year of the term of this Sublease, Sublessee shall pay to Sublessor annual base rent of $325,740.00 (i.e., $15.00 per square foot of Net Rentable Area in the Subleased Premises (the "BASE RENT").

          4.2. Payment of Base Rent. The annual Base Rent shall be payable in equal monthly installments equal to 1/12th of the Base Rent. Each installment of Base Rent shall be due on or before the first day of each month during the term of this Sublease and shall be paid to Sublessor at its address as set forth in Paragraph 22.4 (or as later changed pursuant thereto) without notice, demand, abatement, deduction, diminution, or offset. Monthly installments of Base Rent shall be prorated for any period during the term hereof which is less than a full calendar month. The initial installment of Base Rent shall be paid upon the execution of this Sublease.

          4.3. Security Deposit. Upon the execution of this Sublease, Sublessee shall deposit with Sublessor a security deposit in the amount of $27,145.00 as security for the performance of the terms and provisions hereof by Sublessee (the "SECURITY DEPOSIT"). The Security Deposit or any portion thereof may be applied to the curing of any default by Sublessee under this Sublease, without prejudice to any other remedy or remedies which Sublessor may have on account thereof, and upon such application Sublessee shall pay Sublessor on demand the amount so applied which shall be added to the Security Deposit. Provided Sublessee is not then in default under this Sublease, any remaining balance of the Security Deposit will be returned to Sublessee within thirty (30) days after the expiration of the term of this Sublease; provided, however, Sublessor shall have the right to retain and expend all or any portion of the Security Deposit for cleaning and repairing the Subleased Premises to the extent Sublessee fails to deliver the Subleased Premises at the termination of this Sublease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Sublessee, except for ordinary wear and tear. If Sublessor assigns its interest in the Subleased Premises during the term hereof, Sublessor may assign the Security Deposit to the assignee, and thereafter Sublessor shall have no further liability for the return of the Security Deposit, or any interest thereon, and Sublessee agrees to look solely to the new sublessor for the return of the Security Deposit.


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OFFICE BUILDING SUBLEASE              -2-


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5.        ADDITIONAL RENT.

          5.1. Certain Definitions. For purposes hereof: "BASE YEAR" means the calendar year 2000; "SUBLESSEE'S PERCENTAGE SHARE" means the proportion which the Net Rentable Area in the Subleased Premises, from time to time, bears to the total Net Rentable Area in the Leased Premises, from time to time; "TENANT'S PERCENTAGE SHARE OF OPERATING EXPENSES" has the same meaning given to such term in the Master Lease; "SUBLESSEE'S PERCENTAGE SHARE OF OPERATING EXPENSES" means an amount equal to Tenant's Percentage Share of Operating Expenses attributable to the Subleased Premises during any calendar year of the term of this Sublease; "SUBLESSEE'S PERCENTAGE SHARE OF EXCESS OPERATING EXPENSES" means the difference in any calendar year after the Base Year between Sublessee's Percentage Share of Operating Expenses in that year and Sublessee's Percentage Share of Operating Expenses in the Base Year.

          5.2. Additional Rent. In addition to Base Rent, Sublessee shall also pay to Sublessor, during the term of this Sublease, at the same time as Base Rent is due, an amount equal to Sublessee's Percentage Share of Excess Operating Expenses. The parties acknowledge that the Master Lease requires Sublessor to pay on a monthly basis certain estimated costs in order to reimburse Master Lessor, over the course of each year of the term of the Master Lease, for Sublessor's share of "OPERATING EXPENSES" (as defined in the Master Lease) incurred by Master Lessor in owning and operating the "PROJECT" (as defined in the Master Lease). Sublessee agrees to pay on a monthly basis those estimated Operating Expenses attributable to Sublessee's Percentage Share of Excess Operating Expenses. Following the end of each calendar year, a reconciliation is made against the actual Operating Expenses incurred. Sublessee's obligation to pay Sublessee's Percentage Share of Excess Operating Expenses, as set forth above in this Paragraph 5.2, shall be governed by the estimated amounts and shall be subject to any reconciliation against actual amounts, of such costs and expenses. Sublessor shall promptly deliver to Sublessee copies of all statements and notices Sublessor receives from Master Lessor regarding such Operating Expenses. Items that are specially billed by Master Lessor to Sublessor or Sublessee, rather than charged generally to office tenants by Master Lessor, shall be paid by the party requesting the specially billed item in the manner required by the Master Lease. (The Base Rent together with Sublessee's Percentage Share of Excess Operating Expenses are hereinafter collectively referred to as "RENT").

6.        SERVICES; REPAIRS.

          6.1. Provisions of Services. Notwithstanding any other provisions of this Sublease (including, without limitation, the quiet enjoyment covenant of Paragraph 2.3), the only facilities, utilities or services (collectively "SERVICES") to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease. Sublessee shall look solely to Master Lessor under the Master Lease for all such services, including, without limitation, the services to be provided by Master Lessor under Section 3.1 of the Master Lease. Notwithstanding the foregoing, Sublessor does hereby assign, transfer and set over to Sublessee any and all rights it has or might have against the Master Lessor under the Master Lease for all such services, including, without limitation, the services to be provided by Master Lessor under Section 3.1 of the Master Lease, to the extent that such services involved are applicable to the Subleased Premises. Sublessee shall pursue any such rights and remedies by virtue of such assignment at its own cost and expense and shall indemnify and hold harmless

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OFFICE BUILDING SUBLEASE              -3-

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Sublessor from any loss, cost, claim, damages, expense, causes of action or liability (including, without limitation, attorneys' fees and costs) asserted against Sublessor by Master Lessor by reason of Sublessee's pursuit of such rights and remedies. This assignment will terminate contemporaneously with the termination of this Sublease.

          6.2. No Abatement or Termination.

                   (a) If Master Lessor shall fail to perform its covenants or furnish any of the services set forth in the Master Lease (including, without limitation, the covenants and services set forth in Section 3.1 of the Master Lease), then Sublessee shall promptly give written notice to Sublessor and to Master Lessor, specifying in as much detail as possible such failure.

                   (b) Failure by Master Lessor to perform any covenant or furnish any of the utilities or services set forth in the Master Lease (including, without limitation, the failure to furnish any of the services specified in Section 3.1 of the Master Lease) shall not render Sublessor liable in any respect for damages to either person or property, nor be construed as an eviction by Sublessor, nor entitle Sublessee to an abatement of Rent (except that Sublessee may abate Rent and receive reimbursement of out-of-pocket expenses incurred in temporarily relocating from the Subleased Premises to the extent that Sublessor would have been entitled under Section 3.1 of the Master Lease to rental abatement and reimbursement of out-of-pocket relocation expenses on account of a services interruption to the Subleased Premises had Sublessor occupied the Subleased Premises at the time of the services interruption), nor entitle Sublessee to terminate this Sublease in whole or in part (except that Sublessee may terminate this Sublease if [i] Sublessor has the right to terminate the Master Lease on account of the services interruption to the Subleased Premises, but fails to do so, or [ii] a Basic Services Failure [as defined in the Master Lease] which is not the result of an Unavoidable Interruption [as defined in the Master Lease] continues for one hundred eighty
(180) consecutive days or more, and such Basic Services Failure affects 25% or more of the Subleased Premises and it becomes reasonably impracticable for Sublessee to operate in the Subleased Premises such that Sublessee must relocate to other premises), nor relieve Sublessee from fulfillment of any covenant or agreement hereunder, and Sublessee shall have no claim of set-off or rebate of Rent (except as expressly provided in this Paragraph 6.2) or damages on account of any interruption in services occasioned thereby or resulting therefrom.

          6.3. Repairs. Sublessee shall maintain the Subleased Premises in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded). Notwithstanding any other provisions of this Sublease (including, without limitation, the quiet enjoyment covenant of Paragraph 2.3), the only repairs and maintenance to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease. Sublessee shall look solely to Master Lessor under the Master Lease for all such repairs and maintenance, including, without limitation, the repairs and maintenance to be provided by Master Lessor under Section 5.4 of the Master Lease. Sublessor shall have no obligation to perform or make any such repairs or maintenance with respect to the Subleased Premises. Sublessee agrees, at its sole cost and expense, to perform all repairs to and maintenance of the Subleased Premises required by Sublessor as tenant under the Master Lease, including, without limitation, those described in Section 5.5 of the Master Lease. Notwithstanding the foregoing, Sublessor does hereby assign, transfer and set over to Sublessee any and all rights it has or might have against the Master Lessor under the Master Lease for all repairs

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OFFICE BUILDING SUBLEASE              -4-

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and maintenance to be provided by Master Lessor under Section 5.4 of the Master
Lease, to the extent that such repairs involved are applicable to the Subleased Premises. Sublessee shall pursue any such rights and remedies by virtue of such assignment at its own cost and expense and shall indemnify and hold harmless Sublessor from any loss, cost, claim, damages, expense, cause of action or liability (including, without limitation, attorneys' fees and costs) asserted against Sublessor by Master Lessor by reason of Sublessee's pursuit of such rights and remedies. This assignment will terminate contemporaneously with the termination of this Sublease.

7.        USE OF SUBLEASED PREMISES.

          The Subleased Premises shall be used by Sublessee solely as business offices.

8.        INCORPORATION OF MASTER LEASE.

          8.1. Compliance with Master Lease. Except (i) to the extent that the provisions of the Master Lease are in clear conflict with the terms and provisions of this Sublease, and (ii) as expressly otherwise provided in this Sublease (including, without limitation, Paragraph 17 hereof), Sublessee shall comply with all of the provisions of the Master Lease that are to be observed or performed during the term hereof by Sublessor as tenant thereunder with respect to the Subleased Premises. Notwithstanding any other provision of this Sublease, Sublessee shall not, by any act or omission, cause Sublessor to be in violation of or in default under the Master Lease.

          8.2. Incorporation of Master Lease.

                   (a) Insofar as the provisions of the Master Lease pertaining to the Subleased Premises do not conflict with specific provisions hereof or are not specifically excluded by Paragraph 17 hereof, such provisions are incorporated by this reference into this Sublease as fully as if completely restated herein. Subject to the preceding sentence, Sublessee shall be bound by all the provisions of the Master Lease pertaining to the Subleased Premises and shall perform all of the obligations and responsibilities that Sublessor is obligated to perform pursuant to the Master Lease pertaining to the Subleased Premises. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "LANDLORD" is used, it shall mean Sublessor and wherever in the Master Lease the word "TENANT" is used, it shall mean Sublessee and wherever in the Master Lease the word "LEASED PREMISES" or similar words are used, they shall mean the Subleased Premises; all terms not specifically defined herein shall have the same meanings designated thereto in the Master Lease provided that the same is not in conflict with the terms and provisions of this Sublease.

                  (b) Notwithstanding Paragraph 8.2(a), this Sublease shall not and does not create any rights in Master Lessor or any third parties.

          8.3. Subleased Premises. The parties acknowledge and agree that Sublessee's rights and obligations hereunder relate to only those portions of the Leased Premises covered by the Master Lease that are a part of, or are related or appurtenant to, the Subleased Premises.


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OFFICE BUILDING SUBLEASE              -5-

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          8.4. Subject to Master Lease. This Sublease is expressly subject to and inferior to the Master Lease, and no provision of this Sublease shall be construed in a manner that would violate the terms of the Master Lease.

          8.5. Approval of Master Lease. Sublessee represents that it has read, is familiar with and approves all of the provisions of the Master Lease to the extent that such provisions relate to the Subleased Premises.

9.        LIMITATION OF LIABILITY AND INDEMNITY.

          9.1. Condition of Property. Notwithstanding any provision of this Sublease or the Master Lease to the contrary, Sublessor shall not be liable to Sublessee or any of its officers, directors, shareholders, agents, employees, servants, or invitees for any death or injury to any person or persons or for damage to property due to the conduct of Sublessee's business in the Subleased Premises, the condition or design of or any defect in the Subleased Premises, the Building, the Project, or any part or component thereof (including, without limitation, any mechanical, electrical, plumbing, heating, air conditioning or other systems or equipment), which may exist or subsequently occur, except to the extent of any gross negligence or willful misconduct of Sublessor or its agents, employees, contractors, licensees or invitees, but such exception shall be subject to the waiver of liability provisions and waiver of subrogation provisions of Sections 6.6 and 6.7 of the Master Lease, which are incorporated herein pursuant to Paragraph 8 hereof.

          9.2. Default by Master Lessor. Sublessor shall not be responsible or liable for any violation or default by Master Lessor under the Master Lease (including, without limitation, the failure to provide services or repairs) or for the acts or omissions of any tenant of the Building, the Project, or any other third party.

10.       CONDEMNATION; CASUALTY.

          10.1. Condemnation. The provisions of Section 6.1 of the Master Lease (regarding condemnation) are hereby modified only in that (i) Sublessor shall have no obligation whatsoever to restore the Subleased Premises and no liability in connection therewith, and (ii) Sublessor shall be entitled to all condemnation proceeds except that Sublessee shall be entitled to receive any condemnation proceeds to the extent expressly and directly awarded to Sublessee by the condemning authority.

          10.2. Casualty.

                  (a) In the event of a fire or other casualty in the Subleased Premises, Sublessee shall immediately give written notice thereof to Sublessor and to Master Lessor.

                  (b) If the Subleased Premises shall be partially destroyed by fire or other casualty so as to render the Subleased Premises untenantable, in whole or in part, and if the Master Lease is not terminated as therein provided, then the Rent shall abate thereafter as to the portion of the Subleased Premises rendered untenantable to the extent that the rent payable under the Master Lease is abated as a result of such casualty, until such time as Master Lessor has restored the Subleased Premises to permit

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OFFICE BUILDING SUBLEASE              -6-

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Sublessee's re-occupancy of the Subleased Premises. Sublessee shall pay all costs with respect to any such restoration of the Subleased Premises that are required to be paid by Sublessor to Master Lessor under the Master Lease.

                  (c) In the event of damage or destruction to the Subleased Premises, the Leased Premises, the Building or the Project, or any portions thereof, and the Master Lease is terminated as therein provided, then all accrued and unpaid Rent for the period prior to such destruction shall be paid by Sublessee and thenceforth this Sublease and the obligations of the parties hereunder shall cease and come to an end, except for any continuing obligations the parties may have to each other (including, without limitation, liability under any indemnities provided for in this Sublease).

                  (d) The parties acknowledge and agree that Sublessor shall have no obligation or liability in connection with any such damage or any reconstruction of the Subleased Premises.

11.       CURRENT LEASEHOLD IMPROVEMENTS; "AS-IS, WHERE-IS" CONDITION.

          Sublessee accepts the Subleased Premises in their "AS-IS, WHERE-IS" condition. The taking possession of the Subleased Premises by Sublessee shall be conclusive evidence as against Sublessee that the Subleased Premises were in the condition agreed upon between Sublessor and Sublessee. Sublessor and Sublessee expressly agree that there are and shall be no implied or express warranties of merchantability, habitability, suitability, fitness for a particular purpose or any other kind arising out of this Sublease, and there are no warranties, whether written, oral, express or implied, which extend beyond those expressly set forth in this Sublease.

12.       ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

          12.1. Consent. Sublessee shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublessor (which consent shall not be unreasonably withheld) and the consent of Master Lessor. Any alterations, additions and improvements will be of a quality substantially equivalent to or better than the quality of improvements within the Subleased Premises as of the Commencement Date. Sublessee shall procure any and all insurance required by Sublessor and Master Lessor to be maintained during the construction of the alterations, additions and improvements. Construction of any alterations, additions or improvements shall be performed by a general construction contractor approved by Master Lessor and Sublessor. As between and among Master Lessor, Sublessor and Sublessee, Sublessee hereby assumes any and all liability for any and all injuries to or death of, any and all persons (including, without limitation, Sublessee's contractors and subcontractors and employees), and any liability for any and all damage to property caused by, or resulting from, or arising out of any act or omission of Sublessee, Sublessee's contractors and their subcontractors or employees in the performance of the alterations, additions and improvements. Sublessee further agrees to defend, indemnify and save harmless Sublessor and Master Lessor from and against all damages, costs, liability, losses and expenses (including reasonable legal fees and expenses) that Sublessor or Master Lessor may incur, suffer or pay as a result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death and/or damage, except to the extent caused by the gross negligence or willful misconduct of Sublessor or Master Lessor, as applicable, or their respective agents, employees, contractors, licensees or invitees.

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OFFICE BUILDING SUBLEASE              -7-

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          12.2. Sublessor's Property. All such alterations, additions, improvements shall be made at Sublessee's expense and shall become Sublessor's property, and shall remain on and be surrendered with the Subleased Premises at the termination of this Sublease without disturbance, molestation, or injury. All such work shall comply with all legal requirements and with the terms and provisions of the Master Lease. Nothing contained in this Sublease shall prevent Sublessee from removing all furniture, furnishings and trade fixtures owned by Sublessee and used in its business, provided they can be removed without damage to the Subleased Premises. Sublessee shall repair any damage to the Subleased Premises and the Building caused by such removal.

13.       INSURANCE.

          Sublessor shall not be obligated to obtain or maintain any insurance with respect to the Subleased Premises. Sublessee shall obtain and maintain in force all insurance required under the Master Lease pertaining to the Subleased Premises including, but not limited to, broad form commercial or comprehensive general liability insurance including a cross-liability provision with limits, as of the date of this Sublease, of not less than $2,000,000.00 for bodily injury or damage to or destruction of property for any one occurrence (it being acknowledged that the insurance limits are subject to change in accordance with
Section 6.5 of the Master Lease) with an insurance company or companies authorized to do business in the State of Texas and with and A.M. Best Company, Inc. rating of B+ or better. If such insurance is written on a claims-made form, it must provide for (i) a retroactive date prior to, or coincident with, the date of this Sublease, and (ii) a minimum extended claims reporting period of one year. In addition, Sublessee shall name Sublessor and Master Lessor as additional insured under any such insurance policy. Sublessee shall cause all insurance policies to contain waiver of subrogation provisions acceptable to Sublessor and Master Lessor. Sublessee agrees that certificates of insurance or certified copies of such insurance policies will be delivered to Sublessor and Master Lessor within ten (10) days following the execution of this Sublease. All policies shall contain an endorsement requiring thirty (30) days prior written notice from any insurer to Sublessor and Master Lessor before any change, cancellation, termination, or reduction in or of such policies. All policies shall acknowledge that they provide primary coverage with respect to the additional insureds thereunder and that such policies as are separately maintained by the additional insureds shall be excess insurance.

14.       NO ASSIGNMENT OR SUB-SUBLEASE WITHOUT CONSENT.

          Sublessee may not sell, assign, transfer, convey, or encumber this Sublease or any part thereof or any interest therein or relet the Subleased Premises, in whole or in part (hereinafter referred to as a "TRANSFER"), without first obtaining the written consent of Sublessor. Any attempted Transfer in violation hereof shall be null and void. Any Transfer by Sublessee shall not relieve Sublessee from any liability or obligation created by this Sublease. If Sublessor elects to consent to a Transfer (which consent may be granted or withheld in Sublessor's sole and absolute discretion), and if the Rent due and payable by a transferee under any such permitted Transfer (or a combination of the Rent payable thereunder plus any bonus or other consideration therefor or incident thereto) in respect of the interval in question exceeds the Rent due under this Sublease allocable to the portion of the Subleased Premises covered thereby for the same interval, such excess shall belong to Sublessor. Sublessee shall hold all


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amounts it receives which are payable to Sublessor in trust and shall deliver such amounts to Sublessor within ten days after Sublessee's receipt thereof.

15.       DEFAULT.

          15.1. Default by Sublessee. Each of the following shall constitute an "EVENT OF DEFAULT" by Sublessee under this Sublease: (i) if default shall be made in the payment of any sum of Rent, or of any sum other than Rent, to be paid by Sublessee to Sublessor under this Sublease and such failure to pay continues for a period of five (5) days after written notice thereof has been given by Sublessor to Sublessee (provided, however, Sublessor shall not be required to provide such notice more than once in any twelve (12) month period, the second such failure constituting an Event of Default without Sublessor providing such notice); or (ii) if default shall be made in the performance of any of the other covenants and conditions which Sublessee is required to observe and perform under this Sublease and such default continues for a period of thirty (30) days after written notice thereof has been given by Sublessor to Sublessee; or (iii) if the interest of Sublessee under this Sublease shall be levied on under execution or other legal process; or (iv) if any petition shall be filed by or against Sublessee to declare Sublessee a bankrupt or to delay, reduce or modify Sublessee's debts or obligations; or (v) if Sublessee is declared insolvent according to law or if any assignment of Sublessee's property shall be made for the benefit of creditors or if a receiver or trustee is appointed for Sublessee or its property; or (vi) if Sublessee shall default under any of the terms and provisions of the Master Lease which, by the terms of this Sublease, are applicable hereto; then Sublessor may treat the occurrence of any one or more of the foregoing events as a breach of this Sublease and thereupon, at Sublessor's option, Sublessor shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                  (a) Sublessor may terminate this Sublease and repossess the Subleased Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Subleased Premises, (ii) the accrued and unpaid Rent at the time of termination, plus interest thereon at the maximum lawful per annum rate under the laws of the State of Texas from the due date, (iii) the present value [discounted at the rate of eight percent per annum] of the balance of all Rent for the remainder of the Sublease term less the present value (discounted at the same rate) of the fair market rental value of the Subleased Premises for the same period (but only to the extent the remainder is a positive number) and (iv) any other sum of money and damages including any attorney's fees and court costs owed by Sublessee to Sublessor.

                  (b) Sublessor may terminate Sublessee's right of possession (but not this Sublease) and may repossess the Subleased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Sublessee and without terminating this Sublease, in which event Sublessor may, but shall be under no obligation to do so, relet the Subleased Premises for the account of Sublessee for such Rent and upon such terms as shall be satisfactory to Sublessor. For the purpose of such reletting, Sublessor is authorized to decorate and/or to make any repairs, changes, alterations and/or additions in or to the Subleased Premises that may be reasonably necessary to restore the Subleased Premises to a "BUILDING STANDARD" (as defined in the Master Lease) condition. In addition, (i) if Sublessor shall fail to relet the Subleased Premises, then Sublessee shall pay to Sublessor as damages a sum equal to the amount of all


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

         accrued and unpaid Rent and other accrued and unpaid sums provided for in this Sublease; or (ii) if the Subleased Premises are relet and a sufficient sum shall not be realized from such reletting after paying the accrued and unpaid Rent and other accrued and unpaid sums due hereunder at the time of reletting, the cost of recovering possession and of collecting rent accruing under such subletting, and all of the costs and expenses reasonably incurred in making such decorations, repairs, changes, alterations and/or additions necessary to relet the Subleased Premises (plus interest on all of the same at the maximum lawful contract rate), then Sublessee shall satisfy and pay any such deficiency upon demand therefor from time to time. Sublessee agrees that Sublessor may file suit to recover any sums falling due under the terms of this Paragraph 15.1(b) from time to time, and that no delivery to or recovery by Sublessor of any sum due Sublessor hereunder shall be any defense in any action to recover any amount of money not theretofore reduced to judgment in favor of Sublessor, nor shall such reletting be construed as an election on the part of Sublessor to terminate this Sublease unless a written notice of such intention is given to Sublessee by Sublessor. Notwithstanding any such reletting without termination, Sublessor may at any time thereafter elect to terminate this Sublease for such previous breach.

                  (c) Sublessor may enter the Subleased Premises and cure at Sublessee's expense any default.

                  (d) Sublessor may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee's default, including, without limitation, costs and attorneys' fees incurred by Sublessor to recover possession of the Subleased Premises. If any portion of the Security Deposit is so used or applied, Sublessee shall, upon demand, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount, and Sublessee's failure to do so shall constitute a default hereunder by Sublessee.

         15.2. Limited Duty to Mitigate. If Sublessor expels or removes Sublessee from the Subleased Premises without terminating or forfeiting this Sublease or accepting surrender of the Subleased Premises, Sublessor must attempt to mitigate its damages. In any situation in which Sublessor is attempting to mitigate its damages, Sublessor will conclusively be deemed to have done so if Sublessor lists the Subleased Premises with a real estate broker or agent and considers all written proposals for such space made by such broker or agent; provided, however, that in no event will Sublessor (a) be obligated to travel outside a radius of thirty (30) miles from the Subleased Premises in order to meet with a prospective tenant, (b) be obligated to expend monies for finish-out requested by a prospective tenant unless Sublessor, in its sole discretion, believes that the excess rent Sublessor will receive and the credit of the prospective tenant supports such a decision, (c) be required to give preference to the Subleased Premises over other spaces in the Leased Premises,
(d) be required to agree to allow an existing tenant of the Project or subtenant of the Leased Premises to move from their existing space to all or any of the Subleased Premises, or (e) be required to accept any lease proposal which it, in its sole discretion, deems unacceptable.


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OFFICE BUILDING SUBLEASE              -10-

          15.3. Default by Sublessor. Except where the provisions of this Sublease grant Sublessee an express, exclusive remedy, or deny Sublessee a remedy, if Sublessor should fail to perform or observe any covenant, term, provision or condition of this Sublease and such default should continue beyond a period of thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Sublessor shall continuously and diligently pursue such remedy at all times until such default is cured) following notice thereof by Sublessee to Sublessor, then Sublessee shall have as its sole and exclusive remedy the right to commence such actions at law or in equity to which Sublessee may be entitled, including without limitation any action for specific performance or damages but expressly excluding an action to declare a termination of this Sublease. The rights of Sublessee pursuant to this Paragraph
15.3 shall be subject to any express provisions of this Sublease providing for remedies different from, or in exclusion of, the remedies above-described. In no event shall Sublessor be liable to Sublessee for consequential or special damages by reason of a failure to perform (or default) by Sublessor or Master Lessor hereunder or otherwise. Sublessee shall have the right, but not the obligation to cure any default by Sublessor under the Master Lease and be reimbursed by Sublessor for the actual amounts expended to cure any such default upon demand from Sublessee.

          15.4. Non-Waiver. Failure of either party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default or right to take such action, but such party shall have the right to declare any such default or take such action at any time. Sublessor's acceptance of partial payment of any sum owing hereunder shall not constitute a waiver of or be deemed to constitute a waiver or estoppel by Sublessor of the right to collect the full amount of any sum owing hereunder.

          15.5. Cumulative Remedies. All rights and remedies of Sublessor enumerated in this Sublease (including, without limitation, indemnification rights) shall be cumulative and shall not exclude any other right or remedy allowed by law or in equity. These rights and remedies may be exercised or enforced concurrently and as often as necessary.

          15.6. Sublessor's Default and Sublessee's Remedy. Sublessor shall be deemed to be in default under this Sublease if Sublessor shall fail to comply with any term, provision, or covenant of this Sublease and shall not cure such failure within thirty (30) days after receipt of written notice thereof from Sublessee, or in the event such failure to comply cannot reasonably be cured within thirty (30) days, Sublessor fails to commence cure within thirty (30) days and pursue to a diligent conclusion. In the event Sublessor is in default under this Sublease, Sublessee may terminate this Sublease by giving Sublessor written notice and this Sublease shall terminate and be void as of the date given in such notice. In the event of such cancellation, this Sublease shall be of no further force and effect, and neither party shall have any rights or obligations hereunder.

16.       EXCULPATION.

          Sublessee shall maintain the Subleased Premises in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded). Sublessee acknowledges and agrees that Sublessor shall not be responsible for any maintenance, services, or repairs to the Subleased Premises, to the Building, the Project, or any part thereof, nor shall Sublessor be liable for any interruption in utilities or services to the Subleased


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OFFICE BUILDING SUBLEASE              -11-

Premises, nor for loss or damage to any person or any property of Sublessee or its employees or invitees by theft or otherwise, nor shall Sublessor be liable for any damage or disturbance caused by other tenants of the Building or the Project. Any and all covenants, undertakings and agreements herein made on the part of Sublessor are made and intended not as personal covenants, understandings and agreements for the purpose of binding Sublessor personally or the assets of Sublessor, except only Sublessor's interest in the leasehold under the Master Lease; and Sublessee specifically agrees to look solely to Sublessor's (or its successors') leasehold interest under the Master Lease for the recovery of any judgment from Sublessor (or its successors) relating to this Sublease, it being agreed that Sublessor and its successors (and their directors, officers, employees and agents) shall never be personally liable for any such judgment.

17.       INAPPLICABILITY OF CERTAIN PROVISIONS OF MASTER LEASE.

          The Master Lease contains certain provisions that are not applicable to this Sublease. The parties agree that the following sections of the Master Lease are not incorporated herein and do not form a part of this Sublease:

          Any provisions that are superseded by or in direct conflict with the provisions hereof; any provisions relating to Master Lessor's or Sublessor's obligations regarding the initial construction of the Building, the Project, or the Leased Premises by Master Lessor, including any rights of Sublessor to approve matters in connection therewith, the intent of this provision being to acknowledge that construction of the Building, the Project and the Leased Premises covered by the Master Lease are complete; Section 1.1 (Leased Premises); Section 1.2 (Term); Section 1.3 (Base Building Design);
          Section 1.4 (Use); Section 2.1 (Rental Payments); Section 2.2 (Base Rental); Section 2.5 (Cash Inducements); Section 2.6 (Refurbishment Allowance); Section 2.7 (Additional Inducements); Section 2.8 (Agreements Inducement); the provisions of Section 3.1 (Services) that would otherwise require Sublessor to provide services as stated therein (it being acknowledged that Sublessee agrees to look solely to Master Lessor for any such services in accordance with Paragraph 6 hereof); the provisions of Section 3.2 (Keys and Locks) that would require Sublessor to pay for any keys and/or access cards for Sublessee; Section 3.3 (Graphics and Building Directory); Section 3.4 (Parking) (it being acknowledged that the parking provision set forth in Paragraph 19 hereof shall govern this Sublease); Section 3.5 (Building Identity and Signs); Section 3.6 (Communications Equipment); the provisions of Section 4.4 (Laws and Regulations; Rules of Building) that would otherwise require Sublessor to act on behalf of the Master Lessor; Section 5.1 (Base Building Improvements); Section
          5.2 (Leasehold Improvements); Section 5.3 (Holdover and Related Costs); the provisions of Section 5.4 (Repairs by Landlord) that would otherwise require Sublessor to make any repairs or perform any maintenance, repair, refurbishing or replacement (it being acknowledged that Sublessee agrees to look solely to Master Lessor for any such items in accordance with Paragraph 6 hereof); the provisions of Section 5.7 (Management) that would otherwise give Sublessee the right to approve or select the Project manager; the provisions of Sections 6.1, 6.3, 6.4, and 6.5 (Condemnation, Casualty Clause, Casualty Insurance, and Liability Insurance) that would otherwise require Sublessor to provide and maintain insurance on the Subleased Premises or to repair or restore the Subleased Premises in the event of a casualty or a condemnation (it being acknowledged that Sublessee agrees to look solely to


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OFFICE BUILDING SUBLEASE              -12-

          Master Lessor for such items in accordance with Paragraph 10 hereof);
          Section 6.6 (Hold Harmless and Indemnity) (it being acknowledged that the indemnity provisions set forth in Paragraph 9 hereof shall govern this Sublease); Section 7.1 (Default and Remedies) (it being acknowledged that the default provisions set forth in Paragraph 15 hereof shall govern this Sublease); Section 7.3 (Negation of Lien for
          Rent); Section 7.7 (Holding Over); the provisions of Section 7.8 (Subordination) that would otherwise require Sublessor to act on behalf of the Master Lessor with respect to any mortgage or deed of trust placed on the Project; Section 7.10 (Vacating the Leased Premises); Section 7.11 (Tenant Net Worth); Section 8.1 (Sublease or Assignment by Tenant); Section 8.2 (Assignment by Landlord) (it being acknowledged that Sublessor has unrestricted rights to assign its interest in this Sublease); Section 8.5 (Memorandum of Lease); Section
          8.6 (Consents); Section 8.7 (Publicity); Article IX (Options); Section
          10.2 (Fair Market Rental); Section 11.1 (Notices) (it being acknowledged that notices required under this Sublease shall be delivered as set forth in Paragraph 22.4 hereof); Section II (Brokers); the defined terms in Section 11.4 (Other Definitions) to the extent they do not relate to Master Lease provisions which are incorporated herein by reference; Section 11.8 (Extension of Lease I); the exhibits attached to the Master Lease to the extent they do not relate to Master Lease provisions which are incorporated herein by reference. Except as provided in the following sentence, Section 2.3 of the Master Lease is incorporated herein by reference for all purposes except for determining (i) the Base Year, and (ii) the fraction used for calculating Sublessee's Percentage Share of Operating Expenses, both of which shall be governed by Paragraph 5 of this Sublease. For purposes of determining Sublessee's Percentage Share of Operating Expenses, Sublessor shall be entitled to rely upon any and all statements and certifications furnished to Sublessor by Master Lessor and Master Lessor's accountants and representatives, and Sublessor shall not be liable to Sublessee for any errors or inconsistencies contained in any such statements or certifications.

          Sublessee's obligations under Paragraph 8 hereof and elsewhere to comply with or conform to the provisions of the Master Lease do not extend to any provisions of the Master Lease that are not incorporated herein and do not form a part of this Sublease as stated in this Paragraph 17, but nevertheless Sublessee shall not by any act or failure to act cause any default to exist under the Master Lease.

18.       ACCEPTANCE OF BUILDING AND SUBLEASED PREMISES.

          Sublessee, by taking possession of the Subleased Premises, acknowledges and agrees that it: (a) accepts the Subleased Premises as suitable for the purposes for which they are leased; (b) accepts the Subleased Premises as being in a good and satisfactory condition; (c) accepts the Subleased Premises subject to the Master Lease and all applicable laws, agreements, covenants, restrictions and matters of record; and (d) waives any defects in the Subleased Premises, except to the extent that Master Lessor is obligated to maintain and/or repair the same pursuant to the Master Lease.

19.       PARKING.

          During the term of this Sublease, Sublessee shall have the right to use three (3) parking spaces for every 1,000 square feet of Net Rentable Area in the Subleased Premises, which parking spaces shall


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OFFICE BUILDING SUBLEASE              -13-
be located in the parking garages for Two Galleria Tower or Three Galleria Tower (collectively, the "GALLERIA GARAGES"). The parking spaces shall be unreserved spaces located in portions of the Galleria Garages designated by and under the control of Master Lessor. Sublessee's use of the spaces in the Galleria Garages are subject to all restrictions in the Master Lease. Sublessee understands that any such spaces which are designated by Master Lessor in the Two Galleria Tower garage after the commencement of the Sublease are subject to being transferred by Master Lessor to the Three Galleria Tower garage upon seven (7) days notice thereof to Sublessee. The parking spaces shall be provided to Sublessee at no charge. Sublessee shall have no parking rights under this Sublease or the Master Lease, except as expressly set forth herein.

20.       HAZARDOUS MATERIALS.

          Sublessee shall not cause or permit any Hazardous Materials (as such term is defined in the Master Lease) to be used, stored, generated, released or disposed of on or in the Subleased Premises, Building or Project by Sublessee, Sublessee's agents, employees, contractors, or invitees except to the extent consistent with customary and reasonable office business practices and provided
(a) such Hazardous Materials do not endanger the health of any person on or about the Subleased Premises or the Project, and (b) Sublessee complies with all Legal Requirements applicable to such Hazardous Materials. In the event of a release of any Hazardous Material, Sublessee, in addition to complying with all applicable law concerning such release, shall notify Sublessor immediately upon becoming aware of the same and take such measures as required under all applicable law and consistent with such law, including, for example, the removal or causing the removal and appropriate disposition of such Hazardous Materials, all at Sublessee's expense. If Sublessee breaches or violates any provision in this Paragraph 20, or if the Subleased Premises, Building or Project becomes contaminated in any manner by reason of the fault of Sublessee, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend and hold Sublessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses arising as a result thereof.

21.       AMERICANS WITH DISABILITIES ACT.

          Sublessee, at its sole expense, will be responsible for causing the design and construction of any alterations and improvements hereafter made to the Subleased Premises to be in compliance with the Americans with Disabilities Act of 1990 (the "ADA"). Sublessee further agrees to be responsible for any ADA mandated changes to pre-existing conditions in the Subleased Premises which are required due to the fact that Sublessee is altering or improving the Subleased Premises. Sublessee agrees to indemnify and hold harmless Sublessor for the above described obligations.

22.       LEASE OF EXISTING FURNITURE.

                   (a) Terms of Furniture Lease. In addition to the Subleased Premises, Sublessor also hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, a portion of the furniture presently situated in the Subleased Premises (the "EXISTING FURNITURE"). The exact description and quantities of the Existing Furniture being leased will be determined in the manner described in Paragraph 22(c) below. The Existing Furniture is hereby leased on the same terms and conditions as


--------------------------------------------------------------------------------
OFFICE BUILDING SUBLEASE              -14-
provided in this Sublease for the subleasing of the Subleased Premises, except that: (a) on the Expiration Date, Sublessee shall return the Existing Furniture to Sublessor in the same or better condition than the condition in which the Existing Furniture existed on the date on which this Sublease was executed, normal wear and tear excepted; and (b) the monthly rental for the Existing Furniture shall be 1/12th of the product of the number of square feet of Net Rentable Area in the Subleased Premises times $1.00 (i.e., $1,809.66) (the "FURNITURE RENT").

                      (b) Payment of Furniture Rent. Each installment of Furniture Rent shall be due on or before the first day of each month during the term of this Sublease and shall be paid to Sublessor at its address as set forth in Paragraph 23.4 (or as later changed pursuant thereto) without notice, demand, abatement, deduction, diminution, or offset. Monthly installments of Furniture Rent shall be prorated for any period during the term hereof which is less than a full calendar month. The initial installment of Furniture Rent shall be paid upon the Commencement Date.

                      (c) Furniture Inventory. On or before the Commencement Date, Sublessor and Sublessee will prepare an inventory confirming the type, amount and condition of the Existing Furniture. Sublessee acknowledges that it will have thoroughly inspected the Existing Furniture as of the Commencement Date, and that except as agreed by Sublessor and Sublessee in writing as an attachment to the Existing Furniture inventory, the Existing Furniture will be deemed to have been delivered to Sublessee in a good condition as of such date. Sublessee shall also be entitled to use the Additional Furniture (herein so called) more particularly described on EXHIBIT "C" attached hereto and made a part hereof for all purposes; provided, however, Sublessee shall be responsible for moving the Additional Furniture from its current location to the Subleased Premises at Sublessee's sole cost and expense.

23.          MISCELLANEOUS PROVISIONS.

             23.1. Attorneys' Fees. If any action at law, in equity or in arbitration, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to recover attorneys' fees and court (or arbitration) costs from the other party.

             23.2. Applicable Law. This Sublease shall be construed, enforced and governed by the laws of the State of Texas. Venue for any action involving this Sublease shall be in Dallas County, Texas.

             23.3. Surrender of Premises and Keys. Sublessee shall, at the expiration of this Sublease, quietly and peaceably surrender the Subleased Premises without the requirement of notice to Sublessee, and Sublessee will deliver to Sublessor all keys to the Subleased Premises. At the time of such surrender, the Subleased Premises shall be in the same or better condition than the condition in which the Subleased Premises existed on the Commencement Date (reasonable wear and tear excluded).

             23.4. Notices. Any notices, requests, instructions or other communications to Sublessor or Sublessee required or permitted to be given under this Sublease must be in writing and shall be deemed given if (a) personally delivered to the address for Sublessor or Sublessee stated below, (b) sent by United States Mail, prepaid, certified or registered, return receipt requested, to such address, or (c) delivered by overnight express delivery service to such address. Any notice which is delivered personally


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OFFICE BUILDING SUBLEASE              -15-
or sent by overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice addressed and mailed in the manner herein provided shall be deemed to have been given to the party to whom it is addressed at the close of business, local time, of the recipient on the third regular business day following the date of deposit of such item in a depository of the United States Postal Service.

          The address for Sublessor shall be:

          KERR-McGEE CORPORATION
          123 Robert S. Kerr Avenue
          Oklahoma City, Oklahoma 73102
          Attention:  Manager, Real Estate Operations

          The address for Sublessee shall be:          [STAMP]

          THE VIALINK COMPANY
          13155 Noel Road, Suite 800
          Dallas, Texas 75240-5090
          Attention:  David Lloyd
                      Vice President - Operations

Either party shall have the right to change its address to which notices shall be sent by giving the other notice thereof as required by this Paragraph 23.4.

         23.5. Rules and Regulations. Sublessee shall comply with all rules and regulations now or hereafter promulgated by Master Lessor and/or Sublessor pertaining to the Subleased Premises, the Building, the Project or the Parking Facility. Attached hereto as EXHIBIT "B" are the current Building rules and regulations promulgated by Sublessor. As used in EXHIBIT "B", the term "Lessor" shall mean and refer to Master Lessor and/or Sublessor, and the term "Tenant" shall mean and refer to Sublessee.

         23.6. Financial Statements. Sublessee shall, no later than one hundred twenty (120) days after the end of each fiscal year, deliver to Sublessor copies of Sublessee's balance sheet and statement of profit and loss for the preceding fiscal year, each prepared in accordance with generally accepted accounting principles, such financial statements to be audited by a nationally or regionally recognized accounting firm.

         23.7. Authority. Sublessee hereby represents to Sublessor that the person signing on behalf of Sublessee has the power and authority to bind Sublessee to this Sublease; and Sublessor hereby represents to Sublessee that the person signing on behalf of Sublessor has the power and authority to bind Sublessor to this Sublease.

         23.8. Paragraph Headings, Gender, etc. The paragraph headings in this Sublease are not intended to be used in construing the substance of this Sublease. Unless the context of this Sublease otherwise requires (a) words of any gender are deemed to include the other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms


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OFFICE BUILDING SUBLEASE              -16-

"hereof", "herein", "hereby", "hereto", and derivative or similar words refer to this entire Sublease, (d) the term "Section" or "Article" refers to the specified section or article of the Master Lease, (e) the term "Paragraph" refers to the specified Paragraph of this Sublease, and (f) all references to "dollars" or "$" refer to currency of the United States of America.

          23.9. Late Charge. If any installment of Rent or any other sum which becomes owing by Sublessee to Sublessor under the provisions hereof is not received by Sublessor by the due date therefor, Sublessee, to the extent permitted by law, agrees to pay, in addition to such installment of Rent or such other sum owed, interest on such installment of Rent or such other sums owed at the rate of five percentage points over the Prime Rate (as defined in the Master Lease) or the highest rate permitted by applicable law, whichever is lower, until paid. It is understood that the late payment charge shall be for the purpose of reimbursing Sublessor for the additional costs and expenses which Sublessor presently expects to incur in connection with the handling and processing of late installment payments of Rent and other sums owed. Any amounts paid by Sublessor to cure any defaults of Sublessee hereunder, which Sublessor shall have the right but not the obligation to so cure, shall, if not repaid by Sublessee within five days of demand by Sublessor, thereafter bear interest at the rate of five percentage points over the Prime Rate or the highest rate permitted by applicable usury law, whichever is lower, until paid.

          23.10. Consent of Master Lessor. If Sublessor determines that the consent of Master Lessor is required for this Sublease, then this Sublease shall not be effective unless and until such consent is obtained.

          23.11. Obligations of Sublessor. It is understood and agreed that any and all covenants or obligations of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors and assigns only with respect to breaches occurring or accruing during its and their respective ownership of the Sublessor's interest hereunder.

          23.12. Rules of Construction. The terms and provisions of this Sublease shall not be construed against or in favor of a party hereto merely because such party is the "Sublessor" or the "Sublessee" hereunder or such party or its counsel is the draftsman of this Sublease.

          23.13. Confidentiality of Master Lease. Sublessee acknowledges and agrees that the terms and provisions of the Master Lease are confidential, and Sublessee agrees to not disclose the terms and provisions of the Master Lease to any person other than Sublessee's affiliates, employees, partners, attorneys, architects, or other consultants (and only to the foregoing persons on a "need to know" basis).

          23.14. Lien for Rent. To secure the payment of all Rent due and to become due hereunder, and the faithful performance of all of the other covenants of this Sublease required by Sublessee to be performed, Sublessee hereby gives to Sublessor an express contractual lien on, and security interest in and to, all property, chattels and merchandise owned by Sublessee which may be placed in the Subleased Premises.

          23.15. Holding Over. If Sublessee should remain in possession of the Subleased Premises after the expiration or termination of this Sublease, without the execution by Sublessor and Sublessee of a


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OFFICE BUILDING SUBLEASE              -17-
new sublease, then Sublessee shall be deemed to be occupying the Subleased Premises as a tenant-at-sufferance subject to all the covenants and obligations of this Sublease, and Sublessee shall pay as Rent per month for the entire holdover period 150% the Rent payable hereunder for the month preceding the commencement of such holding over, calculated on a daily basis. No holding over by Sublessee after the term of this Sublease, either with or without the consent and acquiescence of Sublessor, shall operate to extend the Sublease for a longer period than one month, and any holding over with the consent of Sublessor in writing shall thereafter constitute this Sublease a sublease from month to month at a Rent rate as agreed to in writing by Sublessor and Sublessee.

          23.16. Brokers. Sublessor and Sublessee warrant and represent to each other that no real estate broker or salesman has been involved by either party in this Sublease other than Sublessor's agent, The Staubach Company, and Sublessee's agent, Kennedy Wilson Brokerage Services; and each party agrees to indemnify and hold the other party harmless from and against any and all claims of any other real estate broker or salesman due to acts of such party or such party's representatives.

          23.17. Prior Agreements Superseded. This Sublease constitutes the sole agreement of the parties and supersedes any prior understandings or written or oral agreement between the parties respecting the subject matter hereof.

          23.18. Time of Essence. Time is of the essence in this Sublease.

          23.19. Binding on Successors. Sublessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Master Lease, and upon any such assignment, this Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublessor, and shall be binding upon and inure to the benefit of Sublessee, its successors, and, to the extent assignment may be approved by Sublessor hereunder, Sublessee's assigns.

          23.20. Counterparts. This Sublease may be executed concurrently in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          23.21. Amendments. This Sublease may not be altered, changed or amended, except by an instrument in writing executed by Sublessor and Sublessee.

          23.22. Exhibits. The terms and provisions of any exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes.

          23.23. Invalid Provisions. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.


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OFFICE BUILDING SUBLEASE              -18-

          EXECUTED by Sublessor on the ___ day of December, 1999 to be effective as of the day and year first above written.

                                   SUBLESSOR:

                                   KERR-McGEE CORPORATION,
                                   a Delaware corporation



                                   By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


          EXECUTED by Sublessee on the ___ day of December, 1999, to be effective as of the day and year first above written.


                                   SUBLESSEE:

                                   THE VIALINK COMPANY,
                                   a Delaware corporation


                                   By:  /s/ J. ANDREW KERNER
                                        ----------------------------------------
                                        Name: J. ANDREW KERNER
                                              ----------------------------------
                                        Title: VP Finance
                                               ---------------------------------


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OFFICE BUILDING SUBLEASE              -19-

                                   EXHIBIT "A"

                        FLOOR PLAN OF SUBLEASED PREMISES








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OFFICE BUILDING SUBLEASE              -20-

                                   EXHIBIT "B"

                         SUBLESSOR RULES AND REGULATIONS


1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by Sublessee or used for any purpose other than ingress and egress to and from the Subleased Premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purpose for which designated, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any fixtures or appliances from misuse by Sublessee shall be at its expense, and Sublessor shall not in any case be responsible therefore.

3. No signs, advertisements, or notices shall be painted or affixed on or to any window or doors or other part of the Building except of such color, size, and style and in such places as shall be first approved in writing by Sublessor. No nails, hooks or screws shall be driven or inserted in any part of the Building except with the express consent of Sublessor.

4. Sublessor will provide and maintain a directory for all sublessees to be located in the lobby of the Building; no other directory shall be permitted unless previously consented to by Sublessor in writing. All directory listings will be at Sublessee's expense.

5. Sublessor shall provide, at Sublessee's expense, all locks for doors in the Subleased Premises. Sublessee shall not place any additional lock or locks on any door in its Subleased Premises without Sublessor's written consent. All requests for duplicate keys shall be made to the Property Manager and will be furnished at Sublessee's expense.

6. Proposed plans for alterations affecting floors, walls, woodwork, trim, windows, ceilings, equipment, and/or any other physical portion of the Building must be approved in writing by Sublessor. Sublessee will refer all contractors, contractor's representatives and installation technicians tendering any service to Sublessee to Sublessor for Sublessor's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Sublessee of any bulky material, merchandise or materials which requires use of elevators or stairways or movement through the Building entrances or lobby shall be restricted to such hours as Sublessor shall designate. All such movement shall be under the supervision of Sublessor and in the manner agreed between Sublessee and Sublessor by prearrangement before performance. Such prearrangement initiated by Sublessee shall include determination by Sublessor, and


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OFFICE BUILDING SUBLEASE              -21-
         subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment, or any other item from being brought into the Building. Sublessee assumes all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Sublessor if damaged or injured as a result of an act in connection with carrying out this service for Sublessee; and Sublessor shall not be liable for acts of any persons engaged in or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Sublessee.

8. Sublessor reserves the right in its sole discretion to prescribe the weight and position of safes and other heavy equipment, which shall in all cases stand on supporting devices approved by Sublessor. All damages done to the Building by taking in or putting out any property of Sublessee, or done by Sublessee's property while in the Building, shall be repaired at the expense of Sublessee.

9. Sublessee shall notify the Property Manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Property Manager, after receiving written permission from Sublessor. Persons employed to move such property must be acceptable to Sublessor.

10. Should Sublessee require telegraphic, telephonic, annunciator or other communications service, Sublessor will direct electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Sublessor shall direct.

11. Corridor doors, when not in use, shall be kept closed. Stairwell doors shall remain closed at all times.

12. Sublessee shall cooperate with Sublessor's employees in keeping its Subleased Premises neat and clean. Unless Sublessee is responsible for cleaning its own space pursuant to its Office Building Sublease, Sublessee shall not employ any person for the purpose of such cleaning other than the Building cleaning and maintenance personnel.

13. Sublessor shall be in no way responsible to Sublessee, its agents, employees, or invitees for any loss of property from the Subleased Premises or public areas or for any damages to any property thereon from any cause whatsoever.

14. Sublessee shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants and subtenants or persons having business with them.

15. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Subleased Premises (except for Seeing Eye dogs).

16. No vending machines of any type shall be allowed in the Subleased Premises without the prior written consent of Sublessor.


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OFFICE BUILDING SUBLEASE              -22-

17. No machinery of any kind shall be operated by Sublessee in the Subleased Premises without prior written consent of Sublessor, nor shall Sublessee use, or keep, in the Building any flammable or explosive fluid or substance.

18. No portion of the Subleased Premises shall at any time be used as sleeping or lodging quarters.

19. Sublessee is requested to lock all doors leading to corridors and to turn out all lights at the close of its working day.

20. Sublessor shall not be responsible for lost or stolen personal property, money or jewelry from the Subleased Premises or public areas regardless of whether such loss occurs when area is locked against entry or not.

21. Sublessee shall not tamper with or attempt to adjust temperature control thermostats in the Subleased Premises. Sublessor shall make, or cause Master Lessor to make, adjustments in thermostats on call from Sublessee.

22. Sublessee will comply with all requirements necessary for the security of the Subleased Premises, including the use of service passes issued by Sublessor or Master Lessor for after hours removal of office furniture/packages, and use of security control cards for after hours entry.

23. All window blinds are to remain down and tilted at a 45 degree angle toward the street to help maintain comfortable room temperatures and to conserve energy.

24. All routine deliveries to the Subleased Premises from 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevator. Advanced arrangements should be made through the Management Office for large deliveries and moves. Large deliveries need to be scheduled for between 3:00 p.m. and 5:00 p.m. weekdays. Move-in and move-outs need to be scheduled for after 6:00 p.m. weekdays, and all day Saturdays and Sundays. Passenger elevators are to be used only for the movement of persons, unless an exception is approved by the Building Management Office.

25. All requests for overtime air conditioning and/or heating must be submitted to the Management Office in writing by 4:30 p.m.

26. All requests for keys, locks or graphics must be submitted in writing to the Management Office.

27. Solicitation of any kind is strictly forbidden unless approved in advance by the Management Office.

28. It is strongly recommended by the Dallas Fire Department that an A, B, C Multi-Purpose type fire extinguisher be kept in the Subleased Premises in an accessible location.

29. Sublessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall, from time to time, be needed for the


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OFFICE BUILDING SUBLEASE              -23-
         safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the subtenants and tenants and their guests, employees and invitees, which rules and regulations, when made and written notice thereof is given to a subtenant or tenant; shall be binding upon it in like manner as if originally herein prescribed.

30. A No Smoking Policy is in effect in Oryx Energy Center. Smoking is prohibited in the common areas, restrooms, lobbies and elevators of the Building. It shall be the responsibility of Sublessee to develop a Smoking Policy within its Subleased Premises.

31. No firearms (hand guns, rifles, shot guns, etc.) or cases for carrying firearms (regardless whether or not any such case actually contains a firearm) shall be introduced to, or allowed in, the Subleased Premises, the Building, the Project or the Parking Facility.

32. Parking regulations include a two hour visitor parking limitation with temporary parking access cards available from security. All employees must park in designated areas behind the gates.

33. City of Dallas recycling program must be followed by all tenants to meet the City of Dallas regulations.


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OFFICE BUILDING SUBLEASE              -24-

                                   EXHIBIT "C"

                        INVENTORY OF ADDITIONAL FURNITURE



1.      Four (4) work stations.
2.      Thirteen (13) drafting tables.
3.      Thirteen (13) chairs.
4.      Five (5) file cabinets.




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OFFICE BUILDING SUBLEASE              -25-